UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9, 2022

TACTILE SYSTEMS TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37799	41-1801204
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

3701 Wayzata Blvd, Suite 300, Minneapolis, MN 55416

(Address of principal executive offices) (Zip Code)

(612) 355-5100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	TCMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

On May 9, 2022, Tactile Systems Technology, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders and the Company’s stockholders voted on the following matters:

Election of Directors

The following nominees were elected to serve as directors for a term that will last until the Company’s 2023 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified. The number of votes cast for and withheld from each nominee and the number of broker non-votes with respect to each nominee were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Valerie L. Asbury	15,425,517	141,945	1,758,271
William W. Burke	15,193,459	374,003	1,758,271
Sheri L. Dodd	15,375,690	191,772	1,758,271
Raymond O. Huggenberger	14,826,540	740,922	1,758,271
Deepti Jain	15,098,491	468,971	1,758,271
Daniel L. Reuvers	15,293,019	274,443	1,758,271
D. Brent Shafer	15,414,435	153,027	1,758,271

Ratification of the Selection of Grant Thornton LLP as the Company’s Independent Auditor for 2022

The Company’s stockholders ratified the appointment by the Audit Committee of the Company’s Board of Directors of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022 by voting as follows:

For	Against	Abstain	Broker Non-Votes
17,198,874	115,034	11,825	0

Advisory Vote on Approval of the Compensation of the Company’s Named Executive Officers

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers by voting as follows:

For	Against	Abstain	Broker Non-Votes
15,127,920	403,898	35,644	1,758,271

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TACTILE SYSTEMS TECHNOLOGY, INC.

Date: May 10, 2022	By:	/s/ Brent A. Moen
Brent A. Moen
Chief Financial Officer